SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (612) 379-8854

TECHNE CORPORATION

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Bio-Techne Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on October 30, 2014 at the Company’s headquarters in Minneapolis, Minnesota. At the Annual Meeting, Howard V. O’Connell notified the Company of his decision not to stand for re-election to the Board of Directors (the “Board”) at the Company’s next annual meeting following the fiscal year ended June 30, 2015. Mr. O’Connell’s decision not to stand for re-election was not due to a disagreement with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Amendment to Articles of Incorporation

At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to change the Company’s name from Techne Corporation to Bio-Techne Corporation. A copy of the Articles Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. In order to reflect the assumption of the new corporate name, the Company has effected conforming changes to its Amended and Restated Bylaws (the “Bylaws”) and will effect conforming changes to its other corporate plans, policies and agreements. A copy of the Bylaws amendment is attached hereto as Exhibit 3.2 and is incorporated by reference herein. The name change will not affect the rights of the Company’s security holders. There will be no other changes to the Company’s Articles or Bylaws in connection with the name change. The Company’s common stock will continue to trade on NASDAQ under its current ticker symbol, “TECH.” The CUSIP number assigned to the Company’s Common Stock has changed to 09073M104 in connection with the name change. Outstanding stock certificates will not be affected and do not need to be exchanged.

Additional detail on the shareholder vote to approve the amendment to the Company’s Articles is disclosed in Item 5.07 and incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

A quorum was present at the Annual Meeting with 35,303,590 shares represented in person or by proxy. The voting results at the Annual Meeting were as set forth below.

Proposal No. 1 – The shareholders voted to set the number of directors at ten:

For	Against	Abstain	Broker Non-Vote
34,963,918	106,326	130,215	N/A

Proposal No. 2 – The shareholders elected each of the nominees to the Board of Directors:

	For	Against	Abstain	Broker Non-Vote
Charles R. Kummeth	32,964,560	260,812	38,775	1,936,312
Robert V. Baumgartner	32,695,569	529,904	38,674	1,936,312
Roger C. Lucas, Ph.D.	32,693,689	531,784	38,674	1,936,312
Howard V. O’Connell	31,859,952	1,365,623	38,572	1,936,312
Randolph C. Steer, M.D., Ph.D.	32,695,012	530,461	38,674	1,936,312
Charles A. Dinarello, M.D.	32,946,059	279,413	38,675	1,936,312
Karen A. Holbrook, Ph.D.	32,884,130	342,030	37,987	1,936,312
John L. Higgins	32,851,722	373,651	38,774	1,936,312
Roeland Nusse, Ph.D.	32,880,267	344,600	39,280	1,936,312
Harold J. Wiens	32,878,511	311,690	73,946	1,936,312

Each nominee was elected by a majority voting standard defined in the Articles.

Proposal No. 3 – The shareholders adopted a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement for the Annual Meeting:

For	Against	Abstain	Broker Non-Vote
32,828,471	369,220	66,456	1,936,312

Proposal No. 4 – The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

For	Against	Abstain	Broker Non-Vote
34,488,980	669,502	41,977	N/A

Proposal No. 5 – The shareholders approved the Company’s 2014 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Vote
33,038,132	164,406	61,609	1,936,312

Proposal No. 6 – The shareholders approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from Techne Corporation to Bio-Techne Corporation:

For	Against	Abstain	Broker Non-Vote
35,075,318	77,480	47,661	N/A

Item 8.01 Other Events

Announcement of the Closing of the Acquisition of CyVek, Inc.

On November 4, 2014, the Company announced the closing of the acquisition of CyVek, Inc. (“CyVek”) by the Company’s wholly-owned subsidiary, Research and Diagnostic Systems, Inc., which made CyVek an indirect wholly-owned subsidiary of the Company (the “Acquisition”).

A copy of the press release announcing the Acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Announcement of Cash Dividend

On October 30, 2014, the Company issued a press release announcing the payment of a cash dividend. The full text of the press release is set forth in Exhibit 99.2 attached hereto and is incorporated by reference as if fully set forth herein.

Filing of Articles Amendment with the Minnesota Secretary of State

As presented above in Items 5.03 and 5.07 and incorporated herein by reference, at the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Articles to change the Company’s name from Techne Corporation to Bio-Techne Corporation. On November 3, 2014, the Company effected such action by filing Articles of Amendment with the Minnesota Secretary of State (the “Amendment”). A copy of the Articles Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Description of Company Capital Stock

The Company seeks to describe the material terms of its common stock under Minnesota corporate law, the Company’s Articles and the Company’s Bylaws. The following description updates the description of the Company’s common stock set forth in its Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “SEC”) on November 1, 1988, including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The description is not complete and is qualified in its entirety by reference to the Articles and Bylaws, as filed with the SEC, and the applicable provisions of the Minnesota Business Corporations Act (the “MBCA”).

Description of Common Stock

The Company may issue, from time to time, shares of its common stock, par value $0.01 per share (the “Common Stock”), the general terms and provisions of which are summarized below.

Authorized Shares

The Company is authorized to issue up to 105,000,000 shares, which consists of 5,000,000 undesignated shares and 100,000,000 Common Shares. As of September 5, 2014, the Company had 37,010,703 shares of Common Stock issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. The Board is authorized to establish one or more classes or series of shares from the undesignated shares and to fix the relative rights and preferences of each such class or series.

Dividend Rights

Subject to the rights of holders of any preferred stock outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by the Company’s Board out of net earnings or net assets of the Company that are legally available for the declaration of dividends.

Voting Rights

All voting rights are vested in the holders of shares of Common Stock. Each holder of Common Stock is entitled to one vote per share, and voting rights are noncumulative. Subject to the rights of the holders of any preferred stock outstanding and except as specifically required otherwise under Minnesota law, all matters submitted to Company shareholders are decided by a majority vote of the shares entitled to vote and represented at the meeting at which there is a quorum, except for election of directors, which is decided by a majority of votes cast in uncontested elections and by a plurality vote in contested elections.

Liquidation and Dissolution Rights

Pursuant to applicable law, in the event of the Company’s dissolution, the holders of common stock will be entitled to share pro rata in any of the Company’s assets available for distribution after making adequate provision for the discharge of debts, obligations, and liabilities of the Company and after the holders of any series of outstanding preferred stock have received any liquidation preferences.

Other Shareholder and Board Rights

Holders of shares of Common Stock are not entitled to preemptive rights. The Board may issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the Company or any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for. The Board may effectuate share dividends or splits by issuance of shares of one class or series to holders of that class or series or to holders of another class or series.

Nominations Procedures

Shareholders can nominate candidates for election to the Board. However, a shareholder must follow the advance notice procedures provided in Section 2.7 of the Bylaws. In general, a shareholder must submit a written notice of such nomination to the Company’s corporate secretary at least 60 days but not more than 90 days before a scheduled meeting of shareholders. The written notice must contain the consent of the nominee(s) to serve as director and provide certain information about the proposed nominee(s) and the shareholder proposing the nomination.

Proposal Procedures

Shareholders may propose that business (other than nominations to the Board) be considered at a meeting of shareholders only if a shareholder follows the advance notice procedures provided in Section 2.7 of the Bylaws. In general, a shareholder must submit a written notice of the proposed business to the Company’s corporate secretary at least 60 days but not more than 90 days before a scheduled meeting of shareholders. The written notice must provide certain information about the proposed business and the shareholder proposing the business.

Limitations on Change of Control

Certain provisions of the Articles, the Bylaws, and the MBCA may discourage, delay, or prevent a merger, acquisition, or other change of control, including through a change to the members of the Company’s management. These provisions include:

•	Advance notice requirements for shareholder proposals and nominations (Section 2.7 of the Bylaws);

•	The ability of the Board to amend the Bylaws (Section 9.1 of the Bylaws);

•	The ability of the Board to issue purchase rights and additional common stock and to designate the terms of and issue new series of preferred stock without shareholder approval (Article 3 of the Articles);

•	Limitations, pursuant to Section 302A.671 of the MBCA, with respect to the voting of shares acquired in a “control share acquisition”; and

•	The prohibition, pursuant to Section 302A.673, of business combination transactions involving an “interested shareholder” and the Company for a period of four years after such individual or entity becomes an interest shareholder, unless a proscribed approval is obtained.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for the Company’s Common Stock.

Listing of Common Stock

The Company’s common stock is listed on NASDAQ under the symbol “TECH.”

Item 9.01 Financial Statements and Exhibits.

(a	)	Financial statements: None

(b	)	Pro forma financial information: None

(c	)	Shell Company Transactions: None

(d	)	Exhibits:

3.1	Amendment to Amended and Restated Articles of Incorporation, as filed November 3, 2014

3.2	Amendment to Amended and Restated Bylaws, effective November 3, 2014

99.1	Press Release, dated November 4, 2014 regarding the CyVek merger

99.2	Press Release, dated October 30, 2014 regarding announcement of dividends

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2014

TECHNE CORPORATION

/s/ Charles R. Kummeth
Charles R. Kummeth
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

TECHNE CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report: October 30, 2014	Commission File No.: 0-17272

Exhibit No.	ITEM

3.1	Amendment to Amended and Restated Articles of Incorporation, as filed November 3, 2014

3.2	Amendment to Amended and Restated Bylaws, effective November 3, 2014

99.1	Press Release, dated November 4, 2014 regarding the Cyvek merger

99.2	Press Release, dated October 30, 2014 regarding announcement of dividends